UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 25, 2011

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement.

On January 25, 2011, Ironwood Gold Corp. (the “Company”) entered into a lease agreement with The Falcon Group Claims (“Falcon”) for the development of a gold-silver mining project known as the Falcon Mine Property (the “Property”) located in the northern end of the Carlin Trend gold belt in Nevada (the “Lease”).  The Lease includes an earn-in joint venture agreement option, to be negotiated by the parties, for further development of the Property.  Such joint venture option is exercisable anytime on or before November 30, 2012, unless such option period is extended pursuant to the terms and conditions of the Lease.

In accordance with the Lease, the Company is obligated to make a series of payments to Falcon set forth as follows: (a) three separate payments of $25,000 on or before (i) January 28, 2011; (ii) April 1, 2011; and (iii) August 1, 2011; and (b) three separate payments of $50,000 on or before (i) July 1, 2012; (ii) September 1, 2012; and (iii) November 30, 2012.  As further consideration, the Company has issued to Falcon 1,500,000 shares of Company common stock upon execution of the Lease and will issue an additional 1,500,000 shares of Company common stock on November 30, 2011. The Lease can be terminated by either party on thirty (30) days notice due to non-payment or any breach of the Lease, such breach not cured within a fifteen (15) day cure period.

The Property consists of six patented claims and between 60-100 newly staked claims that join the patented claims on which the mine is situated.  In accordance with the Lease, the Company is obligated to make certain expenditures on the Property, including drilling a minimum of four (4) drill holes for the purpose of obtaining soil samples and conducting field survey work on the Property.

The foregoing description is qualified in its entirety by reference to the Lease filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                   Compensatory Arrangements of Certain Officers.

(a) Resignation of Director.

Effective January 27, 2011, the Company received the resignation of Dr. Petra Zasterova as a member of the Company’s Board of Directors.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure.

On February 2, 2011, the Company issued a press release announcing the Company’s entrance into the Lease.  A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
10.1	Lease Agreement with The Falcon Group Claims dated January 25, 2011.
99.1	Press Release dated February 2, 2011.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: February 3, 2011	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Chief Executive Officer